EXHIBIT 99.1

McGrath RentCorp Announces Results for First Quarter 2019

LIVERMORE, Calif., April 30, 2019 (GLOBE NEWSWIRE) -- McGrath RentCorp (NASDAQ: MGRC) (the “Company”), a diversified business-to-business rental company, today announced total revenues for the quarter ended March 31, 2019 of $122.0 million, an increase of 16%, compared to the first quarter of 2018.  The Company reported net income of $18.4 million, or $0.75 per diluted share, for the first quarter of 2019, compared to net income of $14.5 million, or $0.59 per diluted share, for the first quarter of 2018.

FIRST QUARTER 2019 COMPANY HIGHLIGHTS:

  Income from operations increased 24% year-over-year to $27.3 million.
  Rental revenues increased 11% year-over-year to $82.7 million.
  Adjusted EBITDA1 increased 16% year-over-year to $49.9 million.
  Dividend rate increased 10% year-over-year to $0.375 per share for the first quarter of 2019.  On an annualized basis, this dividend represents a 2.4% yield on the April 29, 2019 close price of $62.23 per share.

Joe Hanna, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“I am pleased with our strong start to the year and first quarter results.  Business performance was favorable with all of our rental divisions growing both top and bottom lines.  Companywide rental revenues increased 11% and operating profit increased 24%, driven by growth in rental gross profit of $3.8 million and sales gross profit of $1.9 million.  Demand was broad based across all divisions, as the markets we serve continued to show positive momentum.

Mobile Modular rental revenues for the quarter increased 14% from a year ago, driven by higher rental rates, a larger fleet and improved utilization.  Customer activity for classrooms as well as commercial office space was healthy.  Portable Storage rental revenues grew by 15% on broad based demand.  Sales revenues increased year-over-year, from both higher new and used equipment sales.

TRS-RenTelco rental revenues for the quarter increased 10%, primarily driven by higher average rental equipment and improved utilization.  Demand for both communications and general purpose test equipment has been healthy and our rental fleet investments over the past year are delivering results.

Adler Tank Rentals rental revenues for the quarter increased 7% from a year ago, driven primarily by higher rental rates.  Upstream oil and natural gas activity as well as other market verticals were healthy.  Compared to a year ago, utilization was flat for the quarter and average rental equipment was up slightly.

We still have plenty of work to do to deliver on this year’s financial and operating goals, however, customer and field feedback on project activity has been positive.  We are encouraged by our early successes and will be working hard to keep our positive momentum throughout 2019.”

  Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.  A reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

DIVISION HIGHLIGHTS:

All comparisons presented below are for the quarter ended March 31, 2019 to the quarter ended March 31, 2018 unless otherwise indicated.

MOBILE MODULAR

For the first quarter of 2019, the Company’s Mobile Modular division reported income from operations of $15.5 million, an increase of $3.2 million, or 26%.  Rental revenues increased 14% to $42.3 million, depreciation expense increased 3% to $5.4 million and other direct costs increased 22% to $12.6 million, which resulted in an increase in gross profit on rental revenues of 13% to $24.2 million.   Rental related services revenues increased 21% to $14.5 million, with associated gross profit increasing 22% to $3.5 million.  Sales revenues increased 74% to $8.0 million while gross margin on sales decreased to 34% from 36%, primarily due to lower margins on new equipment sales, resulting in a 66% increase in gross profit on sales revenues to $2.8 million.  Selling and administrative expenses increased 10% to $15.4 million, primarily due to higher salaries and benefit costs and higher allocated corporate expenses.

TRS-RENTELCO

For the first quarter of 2019, the Company’s TRS-RenTelco division reported income from operations of $7.7 million, an increase of $0.5 million, or 6%.  Rental revenues increased 10% to $23.6 million, depreciation expense increased 11% to $9.5 million and other direct costs increased 17% to $4.1 million, which resulted in a 6% increase in gross profit on rental revenues to $10.0 million.  Sales revenues increased 11% to $5.8 million.  Gross margin on sales was comparable at 52%, resulting in an 11% increase in gross profit on sales revenues to $3.0 million.  Selling and administrative expenses increased 6% to $6.0 million, primarily due to higher allocated corporate expenses.

ADLER TANKS

For the first quarter of 2019, the Company’s Adler Tanks division reported income from operations of $4.3 million, an increase of $1.1 million, or 36%.  Rental revenues increased 7% to $16.8 million, depreciation expense increased 2% to $4.0 million and other direct costs increased 23% to $3.0 million, which resulted in an increase in gross profit on rental revenues of 5% to $9.8 million.  Rental related services revenues increased 23% to $6.3 million, with gross profit on rental related services increasing 52% to $1.5 million.  Selling and administrative expenses decreased 2% to $7.1 million.

FINANCIAL OUTLOOK:

The Company reconfirms its expectation that total Company operating profit for the full year 2019 will increase between 5% and 10% over 2018 results.

ABOUT MCGRATH RENTCORP:

Founded in 1979, McGrath RentCorp (Nasdaq: MGRC) is a diversified business-to-business rental company providing modular buildings, electronic test equipment, portable storage and tank containment solutions across the United States and other select North American regions.  The Company’s rental operations consist of four divisions: Mobile Modular rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs; TRS-RenTelco rents and sells electronic test equipment; Adler Tank Rentals rents and sells containment solutions for hazardous and nonhazardous liquids and solids; and Mobile Modular Portable Storage provides portable storage rental solutions.  For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com
Modular Buildings – www.mobilemodular.com
Electronic Test Equipment – www.trsrentelco.com
Tanks and Boxes – www.adlertankrentals.com
Portable Storage – www.mobilemodularcontainers.com
School Facilities Manufacturing – www.enviroplex.com

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings.  You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

CONFERENCE CALL NOTE:

As previously announced in its press release of April 1, 2019, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on April 30, 2019 to discuss the first quarter 2019 results.  To participate in the teleconference, dial 1-844-707-0666 (in the U.S.), or 1-703-639-1220 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/.  A replay will be available for 7 days following the call by dialing 1-855-859-2056 (in the U.S.), or 1-404-537-3406 (outside the U.S.).  The pass code for the conference call replay is 4269848.  In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements.  These forward-looking statements also can be identified by the use of forward-looking terminology such as “believes,” “expects,” “will,” or “anticipates” or the negative of these terms or other comparable terminology.  In particular, Mr. Hanna’s comments on the initial positive momentum for 2019, customer and field feedback regarding positive project activity, as well as the reconfirmation of the full year 2019 outlook in the “Financial Outlook” section are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the extent of the recovery underway in our modular building division; the state of the wireless communications network upgrade environment; the utilization levels and rental rates of our Adler Tanks liquid and sold containment tank and box rental assets; continued execution of our performance improvement initiatives; and our ability to effectively manage our rental assets, as well as the factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof.  Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2019	2018
Revenues
Rental	$82,696	$74,261
Rental related services	21,455	17,831
Rental operations	104,151	92,092
Sales	16,825	12,091
Other	1,032	902
Total revenues	122,008	105,085
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	18,961	17,777
Rental related services	16,363	13,768
Other	19,733	16,269
Total direct costs of rental operations	55,057	47,814
Costs of sales	9,946	7,101
Total costs of revenues	65,003	54,915
Gross profit	57,005	50,170
Selling and administrative expenses	29,695	28,128
Income from operations	27,310	22,042
Other income (expense):
Interest expense	(3,108)	(2,992)
Foreign currency exchange gain (loss)	49	(32)
Income before provision for income taxes	24,251	19,018
Provision for income taxes	5,802	4,552
Net income	$18,449	$14,466
Earnings per share:
Basic	$0.76	$0.60
Diluted	$0.75	$0.59
Shares used in per share calculation:
Basic	24,195	24,067
Diluted	24,540	24,478
Cash dividends declared per share	$0.375	$0.340

MCGRATH RENTCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
(in thousands)	2019	2018
Assets
Cash	$1,442	$1,508
Accounts receivable, net of allowance for doubtful accounts of $1,883 in 2019 and 2018	119,403	121,016
Rental equipment, at cost:
Relocatable modular buildings	834,883	817,375
Electronic test equipment	286,469	285,052
Liquid and solid containment tanks and boxes	314,899	313,573
	1,436,251	1,416,000
Less accumulated depreciation	(523,373)	(514,985)
Rental equipment, net	912,878	901,015
Property, plant and equipment, net	127,736	126,899
Prepaid expenses and other assets	43,336	31,816
Intangible assets, net	7,030	7,254
Goodwill	27,808	27,808
Total assets	$1,239,633	$1,217,316
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$289,464	$298,564
Accounts payable and accrued liabilities	102,968	90,844
Deferred income	58,187	49,709
Deferred income taxes, net	208,371	206,664
Total liabilities	658,990	645,781
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,222 shares as of March 31, 2019 and 24,182 shares as of December 31, 2018	103,638	103,801
Retained earnings	477,081	467,783
Accumulated other comprehensive loss	(76)	(49)
Total shareholders’ equity	580,643	571,535
Total liabilities and shareholders’ equity	$1,239,633	$1,217,316

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2019	2018
Cash Flows from Operating Activities:
Net income	$18,449	$14,466
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,100	19,928
Impairment of rental assets	—	39
Provision for doubtful accounts	156	35
Share-based compensation	1,392	864
Gain on sale of used rental equipment	(4,615)	(3,848)
Foreign currency exchange (gain) loss	(49)	32
Amortization of debt issuance costs	3	13
Change in:
Accounts receivable	1,457	7,745
Prepaid expenses and other assets	(11,520)	(3,303)
Accounts payable and accrued liabilities	9,948	(4,284)
Deferred income	8,478	(717)
Deferred income taxes	1,707	182
Net cash provided by operating activities	46,506	31,152
Cash Flows from Investing Activities:
Purchases of rental equipment	(34,132)	(24,168)
Purchases of property, plant and equipment	(2,753)	(2,667)
Proceeds from sales of used rental equipment	9,233	7,707
Net cash used in investing activities	(27,652)	(19,128)
Cash Flows from Financing Activities:
Net repayments under bank lines of credit	(9,103)	(2,831)
Taxes paid related to net share settlement of stock awards	(1,555)	(971)
Payment of dividends	(8,248)	(6,300)
Net cash used in financing activities	(18,906)	(10,102)
Effect of foreign currency exchange rate changes on cash	(14)	25
Net increase (decrease) in cash	(66)	1,947
Cash balance, beginning of period	1,508	2,501
Cash balance, end of period	$1,442	$4,448
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$2,828	$2,537
Net income taxes paid, during the period	$710	$1,572
Dividends accrued during the period, not yet paid	$9,088	$8,237
Rental equipment acquisitions, not yet paid	$11,004	$6,930

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended March 31, 2019
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$42,261	$23,623	$16,812	$—	$82,696
Rental related services	14,471	708	6,276	—	21,455
Rental operations	56,732	24,331	23,088	—	104,151
Sales	8,000	5,750	270	2,805	16,825
Other	360	595	77	—	1,032
Total revenues	65,092	30,676	23,435	2,805	122,008

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,408	9,520	4,033	—	18,961
Rental related services	10,927	627	4,809	—	16,363
Other	12,635	4,100	2,998	—	19,733
Total direct costs of rental operations	28,970	14,247	11,840	—	55,057
Costs of sales	5,243	2,762	172	1,769	9,946
Total costs of revenues	34,213	17,009	12,012	1,769	65,003

Gross Profit
Rental	24,218	10,003	9,781	—	44,002
Rental related services	3,544	81	1,467	—	5,092
Rental operations	27,762	10,084	11,248	—	49,094
Sales	2,757	2,988	98	1,036	6,879
Other	360	595	77	—	1,032
Total gross profit	30,879	13,667	11,423	1,036	57,005
Selling and administrative expenses	15,370	5,970	7,080	1,275	29,695
Income (loss) from operations	$15,509	$7,697	$4,343	$(239)	$27,310
Interest expense					(3,108)
Foreign currency exchange gain					49
Provision for income taxes					(5,802)
Net income					$18,449

Other Information
Average rental equipment [1]	$778,323	$284,350	$312,591
Average monthly total yield [2]	1.81%	2.77%	1.79%
Average utilization [3]	78.8%	64.3%	57.3%
Average monthly rental rate [4]	2.30%	4.31%	3.13%
  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended March 31, 2018
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$37,027	$21,529	$15,705	$—	$74,261
Rental related services	11,934	807	5,090	—	17,831
Rental operations	48,961	22,336	20,795	—	92,092
Sales	4,593	5,175	305	2,018	12,091
Other	297	527	78	—	902
Total revenues	53,851	28,038	21,178	2,018	105,085

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,248	8,577	3,952	—	17,777
Rental related services	9,019	621	4,128	—	13,768
Other	10,331	3,504	2,434	—	16,269
Total direct costs of rental operations	24,598	12,702	10,514	—	47,814
Costs of sales	2,932	2,488	268	1,413	7,101
Total costs of revenues	27,530	15,190	10,782	1,413	54,915

Gross Profit
Rental	21,448	9,448	9,319	—	40,215
Rental related services	2,915	186	962	—	4,063
Rental operations	24,363	9,634	10,281	—	44,278
Sales	1,661	2,687	37	605	4,990
Other	297	527	78	—	902
Total gross profit	26,321	12,848	10,396	605	50,170
Selling and administrative expenses	14,012	5,618	7,198	1,300	28,128
Income (loss) from operations	$12,309	$7,230	$3,198	$(695)	22,042
Interest expense					(2,992)
Foreign currency exchange loss					(32)
Provision for income taxes					(4,552)
Net income					$14,466

Other Information
Average rental equipment [1]	$746,186	$264,325	$308,920
Average monthly total yield [2]	1.65%	2.71%	1.69%
Average utilization [3]	77.3%	62.7%	57.6%
Average monthly rental rate [4]	2.14%	4.33%	2.94%
  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.  The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements.  Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company.  Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges.  The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow.  In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance.  Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended March 31,		Twelve Months Ended March 31,
	2019	2018	2019	2018
Net income	$18,449	$14,466	$83,389	$160,413
Provision (benefit) for income taxes	5,802	4,552	26,539	(71,202)
Interest expense	3,108	2,992	12,413	11,825
Depreciation and amortization	21,100	19,928	83,147	78,940
EBITDA	48,459	41,938	205,488	179,976
Impairment of rental assets	—	39	—	1,678
Share-based compensation	1,392	864	4,639	3,256
Adjusted EBITDA [1]	$49,851	$42,841	$210,127	$184,910
Adjusted EBITDA margin [2]	41%	41%	41%	39%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended March 31,		Twelve Months Ended March 31,
	2019	2018	2018	2018
Adjusted EBITDA [1]	$49,851	$42,841	$210,127	$184,910
Interest paid	(2,828)	(2,537)	(12,889)	(11,942)
Income taxes paid, net of refunds received	(710)	(1,572)	(17,295)	(25,511)
Gain on sale of used rental equipment	(4,615)	(3,848)	(20,326)	(18,638)
Foreign currency exchange (gain) loss	(49)	32	408	(76)
Amortization of debt issuance cost	3	13	10	50
Change in certain assets and liabilities:
Accounts receivable, net	1,613	7,780	(21,311)	(5,540)
Prepaid expenses and other assets	(11,520)	(3,303)	(17,568)	1,357
Accounts payable and other liabilities	6,283	(7,537)	17,412	4,679
Deferred income	8,478	(717)	19,453	(1,385)
Net cash provided by operating activities	$46,506	$31,152	$158,021	$127,904

  Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.
  Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

FOR INFORMATION CONTACT:

Keith E. Pratt
EVP & Chief Financial Officer
925-606-9200